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                                EXHIBIT 10.12
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                        EMPLOYMENT AGREEMENT

     AGREEMENT dated as of the 22nd day of October, 1998 between K2 DESIGN, INC., a Delaware corporation, with offices at 30 Broad Street, New York, New York 10004 (the "Corporation"), and Lynn Fantom (the "Executive");

     In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

     1. Duties. The Corporation hereby employs the Executive in the executive capacity as President and Chief Executive Officer. In addition, upon the commencement of the Term (as defined below), Executive shall be elected to the Corporation's Board of Directors, and Executive agrees that the termination of her employment for any reason shall be deemed to be her simultaneous resignation from the Corporation's Board of Directors. The Executive shall report to the Corporation's Board of Directors and to its Chairman, and shall perform such reasonable executive, administrative and managerial services consistent with her position, to the Corporation and each of its subsidiaries as the Board of Directors of the Corporation (the "Board") may from time to time prescribe. The Executive accepts such employment and agrees to devote her full time and effort to the services of the Corporation. Without Executive's prior written consent, Executive's base of operations shall not be changed from New York City (where Executive's duties shall be principally performed), although Executive may be required to travel outside of the New York tri-state area for reasonable periods of time to perform her duties.

     2. Term. The term of this Agreement shall commence as of November 16, 1998, and shall end on December 31, 2000, unless otherwise extended by mutual agreement of the Executive and the Corporation.

     3. Compensation and Benefits. (a) During the Term, the Corporation shall pay to the Executive a base salary of $250,000 in accordance with the Corporation's normal payroll policies. In addition, should Executive provide services to the Corporation prior to the commencement of the Term, the Corporation shall pay to the Executive the ratable equivalent of her base salary for the days that she provides such services.

          (b) In addition, upon the commencement date of the term, Executive and the Corporation shall enter into the Stock Option
Agreement attached hereto as Exhibit A, pursuant to which


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Executive shall be granted options to acquire 400,000 shares of the
Corporation's common stock, par value $.01 per share ("Common Stock") at an exercise price equal to the closing ask price of the Common Stock on such date; provided, however, that should the Corporation announce its sale prior to such date, the exercise price of such options shall not exceed $1.75 per share.

     (c) In addition to the foregoing payments, Executive:

         (i) may at her option participate in all fringe benefits, bonus and any pension and/or profit sharing plans that may be provided by the Corporation or any subsidiary for its key executive employees in accordance with the provisions of any such programs or plans;

         (ii) may at her option participate in any life or other similar insurance plans, medical and health plans or other employee welfare benefit plans that may be provided by the Corporation or any subsidiary for its key executive employees in accordance with the provisions of any such plans. The Corporation shall also use its reasonable efforts to cause its health and its dental insurers to provide health and dental insurance to Executive commencing on the first day of the Term through the end of the Term. The Corporation shall bear the cost of all such health and dental insurance premiums;

         (iii) shall be entitled to four weeks paid vacation annually; that without the consent of the Corporation's Chairman or its Board, Executive shall not take more than two consecutive vacation weeks;

         (iv) shall be entitled to sick leave and sick pay in accordance with the policy of the Corporation or any subsidiary that may be applicable to key executive employees;

         (v) shall be entitled, for each of the years ending December 31, 1999 and 2000, to a formula bonus equal to 10% of the Corporation's pre-tax profit; provided, however, that the bonus in either year shall not exceed $75,000 unless the margin (i.e., pre-tax profit divided by net revenues (excluding pass-throughs)) is at least 10%. The foregoing notwithstanding, no bonus shall be payable unless the Corporation's pre-tax profits for 1999 are at least $250,000 and for 2000 are at least $500,000. This bonus shall be payable promptly after the completion of the audit for the relevant period, and in no event more than 30 days thereafter. For purposes of this Agreement, pre-tax profits shall be the amount reflected as such in the Corporation's audited financial statements for the relevant period.


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          (vi)  shall be entitled to reimbursement of all ordinary and necessary business expenses against presentation of invoices or receipts and otherwise in accordance with the Corporation's policies in effect from time to time applicable to senior executives of the Corporation.

     4. Conflict of Interest. The Executive agrees that during her employment with the Corporation, the Executive will not, directly or indirectly, engage in or have a substantial interest in any business which at the time shall be in whole or substantial part competitive with any substantial part of the business carried on by the Corporation now or at the time until this Agreement shall be terminated, either for the Executive's own benefit or for or with any person, firm or corporation whatsoever other than the Corporation.

     5. Confidentiality. The Executive agrees that the Executive will not, at any time during or after the termination of employment with the Corporation, reveal, divulge or make known to any person, firm, corporation, or other business organization (other than the Corporation), or use for its account, any information that relates to the Corporation's existing or reasonably foreseeable business which is not readily disclosed by inspection of the Corporation's products or otherwise publicly available (other than as a result of Executive's unauthorized disclosure), including, but not limited to, ideas, inventions, discoveries, trade secrets, confidential information, good will, improvements, information contained in or relating to the Corporation's product designs, manufacturing processes and techniques, marketing plans or proposals, sources and prices of inventory, equipment and all other business related items, financial information, personnel information and customer information (collectively, "Proprietary Information"). Proprietary Information includes any such information, whether or not obtained by the Executive with the knowledge and permission of the Corporation, whether or not developed, devised or otherwise created in whole or in part by the Executive's efforts, and whether or not a matter of public knowledge unless as a result of authorized disclosure, except as otherwise provided herein. The Executive further agrees to retain such knowledge and information which the Executive acquires and develops during the Executive's employment respecting such Proprietary Information in trust for the sole benefit of the Corporation and its successors and assigns.

     6. Non-Competition. (a) The Executive agrees to not (i) at any time during employment with the Corporation, and (ii) if Executive's employment with the Corporation is terminated pursuant to Section 7(a) or (b) or Executive terminates her employment hereunder other than (x) for Good Reason or (y) as a result of an "Approved Transaction" (as provided in the


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penultimate paragraph of Second 8), then for a one year period after such termination (the "Prohibited Period"), directly or indirectly enter into, participate in or engage in any business, or the solicitation of any business, which is competitive with the business of the Corporation within the territories in which the Corporation now or during the Term conducts marketing or operational activities, whether as an individual on the Executive's own account, as a partner or joint venturer, as the owner of an interest in, or as a director or officer of, any entity, as an executive, agent, salesman or consultant of any person or entity, or otherwise. A business, including without limitation and by way of example only, a direct marketing advertising agency or consultancy, shall be deemed to not be competitive with the Corporation if it is not primarily engaged in Internet advertising; and (b) the Executive further agrees to not, at any time during or after the termination of the Executive's employment with the Corporation (i) induce or attempt to induce any employee of the Corporation to leave the Corporation's employ, or (ii) interfere with the relationship of the Corporation with any person or entity who or which at any time during his employment with the Corporation was an employee or customer of, or in the habit of dealing with the Corporation.

     7. Termination for Cause, Death or Disability. The Corporation shall have the right to immediately terminate this Agreemeent by written notice to the Executive (which notice shall specify the effective date of termination; the "Termination Date"), and this Agreement shall terminate and the obligations and covenants of the Corporation and the Executive hereunder (except those pursuant to Sections 5 and 6, which shall survive termination of this Agreement, and except as otherwise provided in this Agreement) shall be of no further force and effect upon the Termination Date if any of the following occur: (a) the willful and, after notice and an opportunity to cure, continued failure by Executive to follow the reasonable directives of the Board of Directors of the Corporation that are not inconsistent with the provisions of this Agreement or her failure to otherwise substantially perform her duties hereunder (other than such failure resulting from Executive's incapacity due to physical or mental illness; (b) the commission by the Executive of a (i) felony, or (ii) willful and, after notice and an opportunity to cure, continued misconduct by Executive (which includes a willful breach of a material term of this Agreement by Executive in the performance of her duties hereunder); (iii) conviction of a felony or a plea of guilty or nolo contendere relating thereto in connection with a crime relating to the performance of Executive's duties to the Corporation or otherwise impairing or negatively affecting her ability to perform such duties;
(iv) willful theft or fraud against the Corporation or any customer


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of, supplier to or other person or entity which has regular dealings with, the Corporation; or (v) a willful violation of any law, rule or regulation, or the imposition of a final order issued by any regulatory authority against the Corporation, which in any event, prohibits the Executive from holding an executive position with the Corporation or any Subsidiary; and (c) the permanent disability of the Executive ("permanent disability" shall mean the Executive's inability to perform the duties and responsibilities hereunder by reason of physical or mental injury or illness for any 6 months in any consecutive 12 month period). This Agreement shall terminate in the event of Executive's death effective as of the date of death.

For purposes of this Agreement, no act, nor failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive in bad faith and without a reasonable belief that such action or omission by Executive was in the best interests of the Corporation, and no termination for "Cause" shall be effective unless Executive shall have been given written notice of the breaches of this Section and a period of 30 days within which to cure any such breach, or if not curable, Executive shall be given, within 10 days after the giving of such notice by the Corporation, an opportunity to make a presentation to the Board of Directors at a meeting thereof. Following such meeting, the Board shall determine whether to terminate Executive for "Cause" and shall notify Executive of its decision.

     8. Other Termination. (a) Except as may otherwise be provided in the Stock Option Agreements attached hereto as Exhibit A, if Executive dies, becomes permanently disabled or terminates this Agreement other than for Good Reason, the Corporation shall have no further liability to Executive for compensation or benefits, except as may otherwise be provided in the applicable benefit plan or as may otherwise be required by law (e.g., COBRA) and that Executive shall be paid accrued salary upon termination of this Agreement.

          (b) In the event Executive's employment is terminated by the Corporation other than pursuant to Section 7(a) or 7(b), or the Executive initiates the termination for Good Reason, the Corporation will pay severance (in addition to the amounts outlined in Section 8(a) of this Agreement) to the Executive (or to Executive's surviving spouse, or if Executive has no surviving spouse, then to Executive's estate) as follows: (i) the greater of the salary for the unexpired Term of this Agreement or $300,000, in either case in accordance with the Corporation's normal payroll policy; (ii) if equity-based incentives are held by the Executive or otherwise accrue to her but the Corporation's stock is not publicly traded, Executive shall receive in cash the fair market value of such equity-based incentives, which shall be determined in good faith by the Corporation on the basis of such


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considerations as it reasonably deems appropriate; and (iii) all benefits as described in Section 3(c) (ii) for which Executive would otherwise have been eligible to receive as of the effective date of Executive's termination of employment for the unexpired Term of this Agreement. Notwithstanding the foregoing, if Executive becomes employed by a third party during the unexpired Term, the Corporation's obligations pursuant to clause (b) (iii) of this Section 8 shall terminate, excewpt as may otherwise be provided in the Corporation's benefit plans or as may otherwise be required by law.

In addition, in the event of an "Approved Transaction" (as defined in the Stock Option Agreement attached as Exhibit A hereto), Executive shall have the right to terminate this Agreement, in which case she shall be entitled to (x) $300,000 lump sum payment in the absence of Good Reason, or (y) $300,000 lump sum payment plus the severance set forth in clauses b(i) through (iii) of the Section 8, if Good Reason also exists; provided, however, that in no event shall any amount payable to Executive subsequent to an "Approved Transaction" exceed the threshold set forth in the Internal Revenue Code that triggers additional excise and income taxes for excessive "golden parachute" payments.

           (c) For purposes of this Agreement, the term (i) "Good Reason" shall mean and shall be deemed to exist if, without the prior written consent of Executive, there is a (A) reduction in any component of compensation below that which is required to be paid hereunder, (B) a material difference in benefits below the level of other senior executives, (C) a significant reduction in Executive's duties or responsibilities, or a material diminution in Executive's status, office or title, or assignment of inconsistent duties to be performed on a regular basis, or (D) any material breach by the Corporation of any material provision of this Agreement.

No termination for "Good Reason" shall be effective unless the Corporation's Board shall have been given written notice of the breaches of this Section and a period of 30 days within which to cure any such breach, or if not curable, the Board shall be given, within 10 days after the giving of such notice by the Executive, an opportunity to make a presentation to the Executive at a meeting with her. Following such meeting, the Executive shall determine whether to terminate her employment "Good Reason" and shall notify the Board of her decision.

      9. Arbitration. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York, New York, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be


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entered in any court having jurisdiction thereof. Notwithstanding the foregoing, no arbitrator shall have the authority to change any of the obligations of either party.

10. Miscellaneous. (a) All notices, requests, offers, demands and other communications hereunder shall be in writing and shall be effectively given or made when mailed by registered or certified mail, return receipt requested, and directed to the party at the address given herein or to such address as either party may hereafter designate in writing;
(b) this Agreement is being delivered and executed in the State of New York and shall be construed in accordance with and governed by its laws;
(c) this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, successors and assigns and the Corporation shall cause its obligations hereunder to be assumed by any person, corporation or other entity (1) resulting from the reorganization, merger or consolidation of the Corporation with any other corporation or entity or (2) any corporation or other entity to which the Corporation may sell all or substantially all of its stock or assets, (d) this Agreement shall not be assignable by the Executive, (e) this Agreement constitutes the entire understanding between the parties hereto and may not be modified, amended, altered or changed except in writing signed by the parties. To the extent that any provision of this Agreement conflicts with the Corporation's employee handbook, the provisions of this Agreement shall govern; (f) if any provision of this Agreement or the application thereof to any person(s) or circumstance(s) shall be invalid or unenforceable to any exent, (1) the remainder of this Agreement and the application of such provision to other person(s) or circumstance(s) shall not be affected thereby, and (2) each such provision shall be enforced to the greatest extent permitted by law; (g) no waiver of any breach or failure to perform the terms, covenants and conditions of this Agreement shall be binding upon the parties hereto unless the same shall be in writing and any such waiver shall be for one time only and shall not be for any future breach or failure to perform under the terms of this Agreement; (h) preparation of this Agreement has been a joint effort of the parties and this Agreement shall not be construed more severly against either party; and (i) it is understood, agreed and acknowledged by the Executive and the Corporation that any threatened or actual breach by the other of any of the agreements contained in this Agreement may cause irreparable damage to the non-breaching party and that the remedy at law therefor may be inadequate and that the non-breaching party shall be entitled to injunctive and other equitable relief (as well as damages, if applicable) in the case of any threatened or actual breach thereof. The Corporation may in its sole discretion apply for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of Section 5 and 6 of this Agreement.




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  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

K2 DESIGN, INC.


By: /s/ Matthew de Ganon                   /s/ Lynn Fantom
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    E.C.                                   Lynn Fantom, Executive



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